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                                                                    EXHIBIT 10.3

                                AMENDMENT NO . 1
                                     TO THE
                              WITNESS SYSTEMS, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

         THIS AMENDMENT NO. 1 TO THE WITNESS SYSTEMS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN (this "Amendment") is made effective as of the 29 day of May, 2001, by Witness Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company has previously adopted and currently maintains the Witness Systems, Inc. Amended and Restated Stock Incentive Plan (the "Plan"), under which 7,159,325 shares of Common Stock are reserved for issuance (giving effect to a 1.8-for-1 stock split of the Common Stock effective December 27,
1999);

         WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to amend the Plan to increase the number of shares of Common Stock reserved for issuance thereunder, subject to the approval of the Company's shareholders;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

         1. The Plan is hereby amended by deleting Section 3 of the Plan in its entirety and substituting in lieu thereof the following:

                                   SECTION 3.
                       SHARES SUBJECT TO STOCK INCENTIVES

                  The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed Nine Million One Hundred Fifty-Nine Thousand Three Hundred and Twenty Five (9,159,325), plus (1) an annual amount for each calendar year beginning with the calendar year that begins on January 1, 2002, such that the total number of Shares reserved for issuance under this Plan will be equal to the sum of (A) the aggregate number of Shares previously issued under this Plan; (B) the aggregate number of Shares subject to outstanding options granted under this Plan; and
         (C) 10% of the aggregate number of Shares outstanding on the last day of the preceding calendar year, or (2) such lower amount as may be determined by the Board in its sole discretion; provided, however, that in no event shall the increase in the number of Shares from one fiscal year to the next exceed Three Million (3,000,000); all as adjusted pursuant to Section 11. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or

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                  exchange of such Stock Incentive thereafter shall again
                  become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an ISO or a non-ISO under Section 8 shall not again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Options or Stock Appreciation Rights covering an aggregate number of Shares in excess of one million (1,000,000) in any calendar year.

         2. This Amendment is subject to, and shall become effective only upon, approval thereof by the Company's stockholders.

         3. Capitalized terms not otherwise defined herein shall have the meaning given them in the Plan.

         4. Except as specifically amended by this Amendment, the Plan shall remain in full force and effect as prior to this Amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Witness Systems, Inc. Amended and Restated Stock Incentive Plan to be executed as of the day and year first above written.



                                       WITNESS SYSTEMS, INC.



                                       By: /s/ David B. Gould
                                          --------------------------------------
                                          David B. Gould
                                          President and Chief Executive Officer


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